UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 12, 2014

CONTANGO OIL & GAS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16317 (Commission File Number)	95-4079863 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant’s telephone number, including area code)

_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 11, 2014, Contango Oil & Gas Company issued a press release providing an operational update and fourth quarter production results and announcing its preliminary 2014 capital program.  A copy of the press release is attached hereto as Exhibit 99.1.

As provided in General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 2.02 in this report on Form 8-K (including the press release attached as Exhibit 99.1 incorporated by reference in this report) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated February 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: February 11, 2014	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated February 11, 2014

EXHIBIT 99.1
Contango Announces Fourth Quarter Production Results, Year-end Reserves, Preliminary 2014 Capital Program and Provides Operational Update

FEBRUARY 11, 2014 – HOUSTON, TEXAS – Contango Oil & Gas Company (NYSE MKT: MCF) (“Contango”) today announced its fourth quarter production results and year-end reserves, announced its preliminary 2014 capital program and provided an operational update on recent activity in the Gulf of Mexico and its Woodbine, Buda and James Lime plays.

Fourth Quarter Production Results

Production for the fourth quarter of 2013 was approximately 10.1 Bcfe, or 110 Mcfe per day. This represents a 51% increase over production for the fourth quarter of 2012, and is attributable to our merger with Crimson Exploration, Inc. (“Crimson”) that was completed on October 1, 2013.  This is the first quarter we are reporting on a combined basis.  Crude oil and natural gas liquids production during the fourth quarter of 2013 was approximately 6,240 barrels per day, or 34% of total production, up from approximately 2,900 barrels per day, or 24% of total production, in the fourth quarter of 2012.  For the first quarter of 2014, we estimate our production to be 110 – 118 Mcfe per day.

Yearend 2013 Proved Reserves

As of December 31, 2013, our independent third-party engineering firms estimated our proved oil and natural gas reserves to be approximately 314 Bcfe, of which 66% was natural gas, 19% was oil and condensate, and 15% was natural gas liquids.  This represents a 42% increase over our proved reserves reported as of December 31, 2012, which is attributable to our merger with Crimson. As of December 31, 2012, our reported proved reserves were 79% natural gas, 7% oil and condensate, and 14% natural gas liquids. These estimates were prepared in accordance with reserve reporting guidelines mandated by the Securities and Exchange Commission.  These estimates do not include net reserves of approximately 41.8 Bcfe attributable to our 37% ownership interest in Exaro Energy III LLC (“Exaro”) as of December 31, 2013.  We did not have any material Exaro reserves as of December 31, 2012.

2014 Capital Program

Our capital expenditure budget for 2014 is currently forecasted at approximately $216 million, and is expected to be funded primarily from internally generated cash flow.  Our plans include the drilling of 47 gross wells (28 net), compared to $109 million in capital expenditures (excluding producing property acquisitions) and 20 gross wells, (12 net) drilled in calendar year 2013 on an as-combined basis.  Expenditures planned for 2014 include:

•
Woodbine – We forecast capital expenditures of approximately $89 million in Madison and Grimes counties to drill 19-20 wells. We currently anticipate 11 wells in our Force area, six wells in our Chalktown area and two wells in our Iola / Grimes area, all of which will target the Woodbine formation. Additionally, we will drill one or more additional wells to test other reservoir-maximization strategies in the area.  By comparison, we drilled 12 wells on our Woodbine acreage in 2013, with a 100% success rate and an initial thirty day average production rate of 859 boed for the first 11 wells for which we have reported results.

•
Gulf of Mexico – We forecast capital expenditures of approximately $39 million for 2014, which includes approximately $4 million to complete facilities and hook up our 2013 South Timbalier 17 discovery, $23 million to drill our Ship Shoal 255 exploratory prospect, and $12 million to commence drilling an additional exploratory well in the shallow waters of the Gulf of Mexico late in the year.

•
Buda – We forecast capital expenditures of approximately $33 million in Zavala and Dimmit counties to drill 14 operated and five non-operated wells targeting the Buda formation. By comparison, we drilled six operated wells and one non-operated well in our Buda acreage in 2013, with an 86% success rate and an initial thirty day average production rate of 730 boed.

•	James Lime – We forecast capital expenditures of approximately $9 million in St. Augustine County to drill two wells targeting the James Lime formation.
•
Other – We also forecast spending an additional $46 million in 2014 on undeveloped acreage in existing and new areas, on seismic data and for potential completion/facility costs on Gulf of Mexico prospects.

Drilling Activity Update

Southeast Texas (Woodbine)

Chalktown Area, Madison County, Texas

We recently drilled a potentially significant discovery in our Chalktown area approximately 5 miles east of our Force Area. The Vick Trust B #1H (70% WI) well was successfully drilled to a total measured depth of 15,076 feet, including a 5,492 foot lateral, and completed with 20 stages of fracture stimulation.  The well commenced production in December 2013 with an initial thirty day average production rate of 1,341 boed (79% oil) and has averaged 1,254 boed (80% oil) over the initial sixty days.  These comparative production rates represent our best well in the horizontal Woodbine play to date and with early performance, appears to exceed our average type curve for the area of 400 – 450 Mboe EUR.  Our initial well in this area, the Vick Trust #1H drilled in 2012, was hindered by an extraneous water source and thus did not allow for a full evaluation of the areas potential. We expect a rig to be back in the Chalktown area in May 2014 with six wells planned to delineate our approximate 6,000 net acres.

Force Area, Madison County, Texas

The Mosley #2H (78% WI) well was successfully drilled to a total measured depth of 15,534 feet, including a 6,186 foot lateral, and completed with 23 stages of fracture stimulation.  The well commenced production in November at an initial thirty day average production rate of 810 barrels of oil equivalent per day (“boed”) (90% oil).

The Mosley #3H (78% WI) well was successfully drilled to a total measured depth of 15,484 feet, including a 6,296 foot lateral, and completed with 23 stages of fracture stimulation.  This well also commenced production in November with an initial thirty day average production rate of 507 boed (88% oil).

The Mosley #2H and #3H were our first wells drilled on 500 foot spacing, compared to 2,000 foot spacing for our other wells drilled to date in the area. We will monitor the results from these two wells over the next several months to determine whether the down-space strategy provides an attractive development approach for the Woodbine formation in the area.

The Grace Hall B #1H (69% WI) well was successfully drilled to a total measured depth of 16,266 feet, including a 7,171 foot lateral, and completed with 26 stages of fracture stimulation.  This well commenced production in January with an initial thirty day average production rate of 463 boed (85% oil).

The Payne B #2H (78% WI) well was successfully drilled to a total measured depth of 14,207 feet, including a 4,952 foot lateral, and completed with 18 stages of fracture stimulation.  The well commenced production in January 2014.  Initial flow rates have been positive, and we will announce our thirty day average production rate in our next operational release.

The Crow A-2H (69% WI) well was successfully drilled to a total measured depth of 15,417 feet, including a 6,186 foot lateral. The well will begin completion operations in February 2014 with an anticipated 22 stage fracture stimulation and should be online in March 2014.

The Payne A #2H (86% WI) well in our Force area is currently drilling at a depth of 2,270 feet, with a planned measured depth of 16,600 feet, and a planned lateral of 7,400 feet with 26 stages of fracture stimulation.

These five recently-completed wells bring our total number of operated producing wells in the horizontal Woodbine play in Madison and Grimes Counties to 17 as of January 31, 2014, with an initial thirty day average production rate of 755 boed for the 16 wells for which we have reported results.  As of January 31, 2014, the seven day average in the Madison/Grimes area was 4,980 boed (65% oil), and expect that to increase during 2014 as we drill the 11 wells planned for the year.

Not only have we experienced excellent production performance in our Woodbine area, we have also been successful in increasing our overall well returns by reducing our well costs.  We have optimized our Woodbine drilling and completion practices realizing greater than a 30 % improvement in time and dollars, reducing drilling and completion costs from an average of $9.2 million per well on our first six wells in 2012, to our current average of $5.6 to $6.2 million per well over the last six wells of 2013, depending on the number of frac stages. While the average lateral length of our wells has been consistent at 6,000 feet, our rig days from spud to rig release have dropped from 40 days to 22 days and our days from spud to initial production have decreased from 73 days to 46 days. As noted above, we plan to drill 20 additional Woodbine wells during 2014 on our 19,000 net acre position.

Gulf of Mexico

In December 2013, we spud our Ship Shoal 255 prospect (100% WI) in 158 feet of water in the Gulf of Mexico with the Spartan 202 rig.  The Company has budgeted approximately $23 million to drill and evaluate this well.  Proposed total depth is 16,000 feet, with total drilling operations forecasted to take approximately 70 days.  If successful, we anticipate being able to commence production relatively quickly, as we expect to lay a three mile pipeline to our existing platform at Ship Shoal 263.

In August 2013, we announced a successful exploratory well at our South Timbalier 17 prospect (75% WI / 56% WI APO) in Louisiana state waters.  We are continuing with development activities and production facilities, with initial production from this well expected to commence in mid-2014.

South Texas (Buda)

We have successfully drilled the Beeler #7H (50% WI) well in Zavala County, Texas.  This well was drilled to a total measured depth of 12,066 feet, including a 4,866 foot lateral.  The well was recently completed naturally without fracture stimulation and commenced production in January 2014. Initial flow rates have been positive, and we will announce our thirty day average production rate in our next operational release.

The Wood Unit B #1H (50% WI) well was successfully drilled to a total measured depth of 11,420 feet, including a 4,044 foot lateral.  The well was completed without fracture stimulation and commenced production in January 2014 with an initial thirty day average production rate of 338 boed (27% oil).

The Beeler #8H (50% WI) well was successfully drilled to a total measured depth of 11,735, including a 4,535 foot lateral.  We will begin natural completion operations without fracture stimulation and expect this well to be online in late February 2014.

We experienced mechanical problems when drilling the curve on the Beeler #5H (50% WI) well located in Zavala County, Texas.  We have temporarily abandoned the hole due to downhole issues, but will reenter at a later date for a Buda sidetrack opportunity.

These two recently completed wells bring our total number of producing wells in the Buda play in Zavala and Dimmit counties to six as of January 31, 2014, with an initial thirty-day average production rate of 730 boed for the first five wells for which we have reported results.  As of January 31, 2014, the seven day average in the Buda formation was 2,069 boed (57% oil), and expect that to increase during 2014 as we drill the 19 wells planned for the year.

Similar to our drilling performance experienced in the Woodbine, we have optimized our Buda drilling and completion practices to reduce well costs from an average of $3.9 million per well on our first three wells, to an average of $2.6 million per well on the last three wells while lateral lengths increased an average of 33%.  Days from spud to initial production have also decreased from 34 days to 25 days, when comparing the same group of wells. We expect to have one to two rigs active in the area for the remainder of 2014 to drill 14 operated wells, as we continue to delineate and evaluate the Buda potential over our 6,000 net acre position.

The Willerson #1H (non-op 25% WI) well in Dimmit County was recently completed at a total measured depth of 11,030 feet, including a 4,106 foot lateral.  The well was completed naturally without fracture stimulation, and commenced production in October with an initial thirty day average production rate of 605 boed (67% oil).  We expect to invest approximately $5 million in 2014 to participate in five additional planned non-operated wells targeting the Buda formation.

East Texas (James Lime)

We are in the process of drilling our first operated James Lime well in San Augustine County, Texas, the Kodiak #2H (73% WI) well.  The well is currently drilling at a depth of 9,880 feet, with a planned measured depth of 15,164 feet, and a planned lateral of 6,484 feet with 22 stages of fracture stimulation.  This well is adjacent to a number of successful liquids-rich wells drilled by offset operators.  Upon completion of drilling this well, the rig will move to the Fairway Farms #1H (50% WI) location, approximately three miles southeast, to drill our second James Lime well.

We will monitor the results from these two wells, and if results support it, we could drill additional James Lime wells later in the year.  We have approximately 4,800 net acres in the area prospective for the James Lime.

Mississippi (Tuscaloosa Marine Shale)

The CMR/Foster Creek 20-7H #1 (non-op <1% WI) well in Wilkinson County was recently completed at a total measured depth of 19,080 feet, including a 6,200 foot lateral and 23 stages of fracture stimulation.  The well encountered completion issues while drilling out the frac plugs, and as a result, the well commenced production in October 2013 with an initial thirty day average production rate of 400 boed from only 2,100 feet of usable and unobstructed lateral.

The Huff 18-7H-1 (non-op 3% WI) well in Amite County was successfully fracture stimulated with 17 stages and had commenced flowback at expected fluid rates when the well became plugged up with frac-related debris at a frac plug approximately 500 feet into the lateral, which will need to be cleaned out prior to resuming flowback.  Therefore, completion results are expected to be released in our next operational update as soon as flowback has resumed and peak rate achieved.

We plan to continue to monitor industry activity in the area in 2014, and may participate in additional third-party operated wells with a small working interest, a strategy that will provide valuable data that will assist us in evaluating our 28,000 net acre TMS position and developing a plan for potentially drilling and operating future wells.

Contango Oil & Gas Company is a Houston, Texas based, independent energy company engaged in the acquisition, exploration, development, exploitation and production of crude oil and natural gas offshore in the shallow waters of the Gulf of Mexico and in the onshore Gulf Coast regions of the United States and Colorado. Additional information is available on the Company's website at http://contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission.  Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

Contact:
Contango Oil & Gas Company
E. Joseph Grady – 713-236-7400	Sergio Castro– 713-236-7400
Senior Vice President and Chief Financial Officer	Vice President and Treasurer